Exhibit 99.g.1.f

January 14, 2008

April Johnston

JPMorgan Chase Bank, N.A.

Worldwide Securities Services

1 Chase Manhattan Plaza, 19th Floor

New York, NY 10005

Re: Multiple Services Agreement – Revised Schedule B1

Dear Ms. Johnston:

This letter serves to replace Schedule B1 of the Multiple Services Agreement between UBS Relationship Funds and JPMorgan Chase Bank, N.A., dated May 9, 1997, as amended and revised from time to time.

Please sign and return a copy of this letter and attached listing for our records. Should you have any questions please do not hesitate to contact us.

Regards,

UBS Global Asset Management (Americas) Inc. on behalf of UBS Relationship Funds

By:
Name:	Thomas Disbrow
Title:	Executive Director
Date:

Acknowledged by:

JPMorgan Chase Bank, N.A.

By:
Name:	April Johnston
Title:	Vice President
Date:

Revised Schedule B I

List of Series of UBS Relationship Funds

Effective January 29, 2008

UBS Global Securities Relationship Fund

UBS U.S. Large Cap Equity Relationship Fund (formerly, UBS U.S. Equity Relationship Fund)

UBS Large Cap Select Equity Relationship Fund (formerly, UBS U.S. Large Cap Equity Relationship Fund)

UBS Small Cap Equity Relationship Fund (formerly, UBS U.S. Small Cap Equity Relationship Fund)

UBS U.S. Large Cap Value Equity Relationship Fund (formerly, UBS U.S. Value Equity Relationship Fund)

UBS U.S. Intermediate Cap Equity Relationship Fund

UBS U.S. Treasury Inflation Protected Securities Relationship Fund

UBS U.S. Core Plus Relationship Fund

UBS U.S. Bond Relationship Fund

UBS High Yield Relationship Fund

UBS Global Aggregate Bond Relationship Fund

UBS International Equity Relationship Fund

UBS Securitized Mortgage Relationship Fund

UBS Short Duration Relationship Fund

UBS Enhanced Yield Relationship Fund

UBS Absolute Return Investment Grade Bond Relationship Fund

UBS U.S. Cash Management Prime Relationship Fund

UBS Emerging Markets Equity Relationship Fund

UBS Emerging Markets Debt Relationship Fund

UBS Opportunistic High Yield Relationship Fund

UBS Corporate Bond Relationship Fund

UBS All Country World Ex US Equity Relationship Fund

UBS Absolute Return Bond Relationship Fund

UBS Emerging Markets Equity Completion Relationship Fund

UBS U.S. Small-Mid Cap Core Equity Relationship Fund

UBS U.S. Small-Mid Cap Growth Equity Relationship Fund

UBS U.S. Equity Alpha Relationship Fund (formerly, UBS US Equity Long/Short Relationship Fund)

UBS U.S. Smaller Cap Equity Completion Relationship Fund

UBS Opportunistic Emerging Markets Debt Relationship Fund

UBS Global ex US Smaller Cap Equity Completion Relationship Fund

UBS Global (ex US) Bond Fund

UBS Short-Term Relationship Fund

UBS Global Equity Relationship Fund

UBS U. S. Large Cap Growth Equity Relationship Fund

UBS Large Cap Select Growth Equity Relationship Fund

UBS U.S. Equity Alpha Value Relationship Fund

UBS Opportunistic Loan Relationship Fund